EIGHTH AMENDMENT TO THE

NORTHERN LIGHTS FUND TRUST II

CUSTODYAGREEMENT

This eighth amendment is made and entered into as of the last date in the signature block, to the Custody Agreement dated as of May 26, 2015, as amended (the “Agreement”), by and between NORTHERN LIGHTS FUND TRUST II, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION (the “Custodian:”).

WHEREAS, the Trust and the Custodian have entered into the Agreement;

WHEREAS, the Parties desire to update the funds list, Exhibit B of the Agreement, to add the following funds:

•	Hodges Fund
•	Hodges Small Cap Fund
•	Hodges Blue Chip Equity Income Fund
•	Hodges Small Intrinsic Value Fund

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Effective as of September 25, 2023, Exhibit B is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

2.	Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

IN WITNESS WHEREOF, the Parties hereto have caused this amendment to be executed in their names and on their behalf by and through their duly authorized officers on the last date written below.

Northern Lights Fund Trust II                       U.S. BANK NATIONAL ASSOCIATION

By: /s/ Allyson Stewart                                     By: /s/ Gregory Farley

Name: Allyson Stewart                                   Name: Gregory Farley

Title: Assistant Secretary                                  Title: Sr. Vice President

Date: September 13, 2023                               Date: September 14, 2023

Exhibit B

Separate Series of Northern Lights Fund Trust II

Invenomic Fund

North Star Small Cap Value Fund

Hodges Fund

Hodges Small Cap Fund

Hodges Blue Chip Equity Income Fund

Hodges Small Intrinsic Value Fund